Asset transfer Agreement

Transferee: Shandong Haiwang Chemical Stock Co., Ltd (Party A)
Transferor: Weifang Futian Chemical Co., Ltd (Party B)

Party A agrees to acquire the assets and ancillary facilities of Party B’s bromine plant (located on Zhongxin road, Shixing project region, Hanting District). In order to clarify the rights and obligations, both parties reach the following agreement upon mutual consent.

I．	Items of transfer:

i.
The items under this transfer agreement include Party B’s assets, ancillary equipment and all resources to support the operation of the bromine plan, including all permits, licenses, official documents and agreements with related parties.. The assets herein refer to fixed assets, raw material, inventory, low-value consumables, and scraps, and other assets such as wells, water pipes, high voltage electric line, low voltage electric line, electric transformers ( Details see handover item list)

ii.
Party B’s mineral permit, and the area covered by the mineral permit is indicated in the attached overlay, from Yu River to the west of Bailang River, from No.3 Row Shixing Project Region to the north of No.8 Row Shixing Project Region.

II.	Transfer price and type of payment

The price of assets mentioned above is RMB14 million to be paid in cash and bank notes. After this agreement is signed and a handover of items as agreed in the agreement is completed, Party A pays RMB10 million to Party B, the balance will be paid after Party B assists Party A in transferring the rights of assets and ancillary equipment, and permits and licenses regarding the power utility, mining and safety production to Party B.

III.	Date and way of handover

i.	The assets included in the handover list of this transfer shall be taken over by Party A and the plant should commence productions from 10 am, October.13th, 2008.

ii.
Both parties should check and accept all items listed on handover list at the time of the handover. The transfer price is adjustable once the actual status of listed items differs from that is stated in the list,

III.	Claims and Debt

Since Party A only takes over Party B’s asset, Party B should assume all calims, debts, salary payable to its employee, taxes, administrative expenses and other expenses and debts incurred and contingent liabilities. If Party B is cancelled or can’t afford above-mentioned expenses, shareholders of Party B should step in to assume. Party A would not bear any of them in any circumstance.

IV.	The power supply facility and electric charges

The power supply facilities and related assets(including high and low voltage electric line, electric transformers) of Party B should be transferred to Party A. All electricity charges incurred before 10 am, October 13, 2008 should be borne by Party B. ( the electricity charges is upon the scale of electricity meter at the handover date)

VI.	Handover and change of relevant documents.

i.
Governmental approval documents, mineral permits, safety production permits on the bromine plant and land use right agreements signed between local government agencies and Party B should be taken over by Party A.. Under the condition of keeping terms of documents and agreements invariable, Party B should coordinate with relevant governmental agencies to make Part A succeed to these documents and agreements.

ii.
  Agreements of extracting water from surrounding salt pans, fee agreement should be taken over by Party A. .Under the condition of keeping terms of agreements invariable, Party B should coordinate with related parties to make Part A succeed to these documents and agreements.

iii.
Party B should assist Party A in the above-mentioned transfer procedures, and transfer its vehicles to Part A, if there is any losses to Party A caused by failure of transfer, Party B should be liable and make compensations to Party A

iv.	Party B should transfer breakdown of equipments of bromine plant and relevant materials including underground cable profile and underground brine pipe profile to Party A.

VII.	Settlement of employee

Party B should be responsible for settling its employees. Part A shall not relate to previous employee any more.

VIII.	Beach of the agreement

If any party breaches the agreement, he should compensate to the other party, who could also load a law suit against the breaching party at local court.

IX.	This agreement shall be in duplicate, both parties will hold one copy each.

X	This agreement shall become effective after the transferor and the transferee have affixed their signatures on it.

Attachment: Handover item list
                       A list of related approval documents and licenses

Party A: Shandong Haiwang Chemical Stock Co., Ltd (signature and seal)
/s/ Chunbin Yang

Party B: Weifang Futian Chemical Co,. Ltd (signature and seal)
Representative (Signature and seal):
/s/ Guoqiang Yang

October 12, 2008.